Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

TRIBUNE COMPANY

and

TRIBUNE PUBLISHING COMPANY

Dated as of [            ], 2014

TABLE OF CONTENTS

		Page
ARTICLE I.

DEFINITIONS
Section 1.1.	Definitions	1

ARTICLE II.

EMPLOYEES; ASSUMPTION OF LIABILITIES

Section 2.1.	Employees	6
Section 2.2.	Assumption and Retention of Liabilities	6
Section 2.3.	General Terms of Publishing Participation in Benefit Plans	7
Section 2.4.	Time Off	8
Section 2.5.	Payroll Taxes and Reporting	9
Section 2.6.	No Solicitation of Employees	9

ARTICLE III.

HEALTH AND WELFARE

Section 3.1.	Transition Period	10
Section 3.2.	Establishment of Publishing Health and Welfare Plans	10
Section 3.3.	COBRA and HIPAA Compliance	10
Section 3.4.	Retiree Medical Coverage and Retiree Life Insurance	11
Section 3.5.	Long-Term Disability	11
Section 3.6.	Workers’ Compensation Liabilities	12

ARTICLE IV.

PENSION PLANS

Section 4.1.	Treatment of Defined Benefit Pension Plans	13

ARTICLE V.

COLLECTIVE BARGAINING AGREEMENTS

Section 5.1.	Continuation of Publishing CBAs	14

ARTICLE VI.

401(K) PLAN

Section 6.1.	Publishing 401(k) Plan	14

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TABLE OF CONTENTS

		Page

ARTICLE VII.

EQUITY AWARDS

Section 7.1.	General Treatment of Outstanding Equity Awards	15
Section 7.2.	Tribune Option Adjustments	15
Section 7.3.	Tribune RSU Adjustments	16
Section 7.4.	Tax Withholding and Reporting Relating to Equity Awards	16
Section 7.5.	Miscellaneous Option and RSU Terms	16
Section 7.6.	Adoption of the Publishing Omnibus Incentive Plan	17
Section 7.7.	Section 16(b) of the Securities Exchange Act	17

ARTICLE VIII.

SHORT TERM CASH INCENTIVES, ETC.

Section 8.1.	Publishing Bonus Awards	17

ARTICLE IX.

GENERAL AND ADMINISTRATIVE

Section 9.1.	Sharing of Information	18
Section 9.2.	Cooperation	18
Section 9.3.	Consent of Third Parties	18
Section 9.4.	No Third Party Beneficiaries	19
Section 9.5.	Fiduciary Matters	19
Section 9.6.	Notices	19
Section 9.7.	Incorporation of Separation Agreement Provisions	20

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is made as of [            ], 2014, by and between Tribune Company, a Delaware Corporation (“Tribune”), and Tribune Publishing Company, a Delaware corporation (“Publishing”) (each a “Party” and together, the “Parties”).

RECITALS

WHEREAS, Tribune and Publishing have entered into that certain Separation and Distribution Agreement, dated as of the date hereof (the “Separation Agreement”) that will govern the terms and conditions relating to the separation between Tribune and Publishing;

WHEREAS, pursuant to the Separation Agreement, the parties thereto agreed to separate from Tribune the Publishing Business, which will be owned, operated and conducted, directly or indirectly, by Publishing; and

WHEREAS, in connection with the Distribution, the Parties have agreed to enter into this Agreement for the purpose of allocating between them current and former employees and employment related assets, liabilities and responsibilities with respect to employee compensation and benefits, and other employment matters related to Tribune and Publishing Entities;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions

“Affiliate” has the meaning given in the Separation Agreement.

“Agreement” has the meaning given in the preamble.

“Approved Leave of Absence” means an absence from active service (a) due to an individual’s inability to perform his or her regular duties by reason of illness or injury and resulting in eligibility to receive benefits pursuant to the terms of a short-term disability plan in effect prior to the Distribution Effective Time, or (b) pursuant to an approved leave policy with a guaranteed right of restatement. For the avoidance of doubt, any employee who is not at work on the day of the Distribution Effective Time due to vacation, sickness or accident that has not qualified the individual for short-term disability or accident benefits, workers’ compensation or other temporary absence, but whose employment continues in accordance with the Tribune Group’s or Publishing Group’s employment policies (such as due to the use of personal days), shall be considered to be actively at work on the day of the Effective Time.

“Baltimore Sun Pension Plans” means The Baltimore Sun Company Retirement Plan for Mailers and The Baltimore Sun Company Employees’ Retirement Plan.

“Benefit Plan” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, whether written or unwritten, providing compensation or benefits to Publishing Employees, Former Publishing Employees, Tribune Employees or Former Tribune Employees, as the case may be, in respect to their services for any member of the Publishing Group or Tribune Group. When immediately preceded by “Tribune”, Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by Tribune or any Benefit Plan with respect to which a Tribune Entity is a party. When immediately preceded by “Publishing”, Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by Publishing or any Benefit Plan with respect to which a Publishing Entity is a party.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Discontinued Business” means a business previously operated or owned by a Tribune Entity that was divested, sold, abandoned, shut down or otherwise disposed of prior to the Distribution Date.

“Discontinued Business Employee” means any person whose last employment with a Tribune Entity or Publishing Entity was primarily related to the business and operations of a Discontinued Business.

“Distribution” has the meaning given in the Separation Agreement.

“Distribution Date” has the meaning given in the Separation Agreement.

“Distribution Effective Time” has the meaning given in the Separation Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

“Former Publishing Employee” means any former employee of a Publishing Entity or Tribune Entity whose last employment with such entities was with a Publishing Entity, including any former employee on benefit continuation as of the Distribution Date. For the avoidance of doubt, “Former Publishing Employees” shall not include any Discontinued Business Employee.

“Former Tribune Employee” means any former employee of a Publishing Entity or Tribune Entity whose last employment with such entities was with a Tribune Entity and all Discontinued Business Employees.

“Governmental Authority” has the meaning given in the Separation Agreement.

“H&W Transition End Date” means December 31, 2014 or, if applicable, such other date provided in the Transition Services Agreement for the termination of coverage provided to any Publishing Employees after the Distribution Effective Time under a Tribune Welfare Plan.

“HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.

“Law” has the meaning given in the Separation Agreement.

“Liability” has the meaning given in the Separation Agreement.

“Multiemployer Plan” means a multiemployer plan within the meaning of section 4001(a)(3) of ERISA.

“Option” (x) when immediately preceded by “Tribune” means an option to purchase shares of Tribune Common Stock pursuant to the Tribune Equity Incentive Plan and (y) when immediately preceded by “Publishing” means an option to purchase shares of Publishing Common Stock following the Distribution Effective Time pursuant to the Publishing Omnibus Incentive Plan.

“Party” has the meaning given in the preamble.

“Publishing” has the meaning given in the preamble.

“Publishing 401(k) Plan” means a qualified defined contribution plan containing a cash or deferred arrangement sponsored by a Publishing Entity in which eligible Publishing Employees may elect to participate, effective upon the Distribution Effective Time.

“Publishing Business” has the meaning given in the Separation Agreement.

“Publishing CBA” means any and all collective bargaining agreements in effect as of the date hereof governing the wages, hours, terms and conditions of employment of any Publishing Employee, including, but not limited to, MOAs, MOUs, letters of agreement and letters of understanding, and any extensions or replacements thereof and all collective bargaining practices of a Publishing Entity to the extent such collective bargaining practices are binding on a Publishing Entity.

“Publishing Common Stock” means the common stock, par value $0.01 per share, of Publishing.

“Publishing Employee” means any individual (x) who immediately prior to the Distribution Effective Time, is either actively employed by, or then on an Approved Leave of Absence from, a Publishing Entity or (y) designated as a Publishing Employee as of the Distribution Effective Time by Tribune and Publishing in writing. “Publishing Employee” shall also include the beneficiaries and dependents of an individual described in the first sentence of this definition.

“Publishing Entity” means a member of the Publishing Group. For the avoidance of doubt, for purposes of this Agreement, any entity that primarily relates to a Discontinued Business shall not be treated as a Publishing Entity.

“Publishing Omnibus Incentive Plan” means the Tribune Publishing Company Omnibus Incentive Plan, as amended from time to time.

“Publishing Group” has the meaning given in the Separation Agreement.

“Publishing Ratio” means the quotient obtained by dividing the Tribune Stock Value by the Publishing Post-Distribution Stock Value.

“Publishing Post-Distribution Stock Value” means the closing per share price of Publishing Common Stock on the Distribution Date (or, if the Distribution Date is not a trading day, on the first trading day following the Distribution Date).

“Publishing Welfare Plan” has the meaning given in Section 3.2.

“Represented Employee” means any Publishing Employee whose wages, hours, terms and conditions of employment are governed by a Publishing CBA.

“RSU” (x) when immediately preceded by “Tribune” means units issued under the Tribune Equity Incentive Plan representing a general unsecured promise by Tribune to pay the value of shares of Tribune Common Stock in cash or shares of Tribune Common Stock and (y) when immediately preceded by “Publishing” means units issued under the Publishing Omnibus Incentive Plan representing a general unsecured promise by Publishing to pay the value of shares of Publishing Common Stock in cash or shares of Publishing Common Stock. For the avoidance of doubt, “RSUs” includes performance-vesting RSUs.

“Subsidiary” has the meaning given in the Separation Agreement.

“Transition Services Agreement” has the meaning given in the Separation Agreement.

“Tribune” has the meaning given in the preamble.

“Tribune 401(k) Plan” has the meaning given in Section 6.1.

“Tribune Committee” means the Compensation Committee of the Tribune Board of Directors.

“Tribune Common Stock” means class A common stock and class B common stock, each having a par value of $0.001 per share, of Tribune.

“Tribune Employee” means any individual who, immediately prior to the Distribution Effective Time, is either actively employed by, or then on an Approved Leave of Absence from, any Tribune Entity, but excluding any Publishing Employees.

“Tribune Entity” means a member of the Tribune Group.

“Tribune Equity Incentive Plan” means the Tribune Company 2013 Equity Incentive Plan, as amended from time to time.

“Tribune Group” means Tribune and its Subsidiaries (other than any Publishing Entity).

“Tribune Post-Distribution Stock Value” means the closing per share price of Tribune Common Stock on the Distribution Date (or, if the Distribution Date is not a trading day, on the first trading day following the Distribution Date).

“Tribune Ratio” means the quotient obtained by dividing the Tribune Stock Value by the Tribune Post-Distribution Stock Value.

“Tribune Short-Term Incentive Plans” means any of the annual or short term incentive plans of Tribune, all as in effect as of the time applicable to the applicable provisions of this Agreement.

“Tribune Stock Value” means the closing per share price of Tribune Common Stock on the last trading day prior to the Distribution Date.

“Tribune Welfare Plan” has the meaning given in Section 3.1.

ARTICLE II.

EMPLOYEES; ASSUMPTION OF LIABILITIES

Section 2.1. Employees.

(a) Employment of Publishing Employees. As of the Distribution Effective Time, all employees actively engaged on a regular basis in the Publishing Business are Publishing Employees. All Publishing Employees shall continue to be employees of their respective Publishing Entity immediately after the Distribution Effective Time.

(b) No Termination of Employment, Etc. Except as otherwise expressly provided herein or as otherwise required by applicable Law, no provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate any entitlement, to any compensation or benefit whatsoever on the part of any Publishing Employee. Without limiting the foregoing, a Publishing Employee shall not be deemed to have terminated employment or become entitled to severance pay or benefits in connection with or in anticipation of the Distribution. The Publishing Group shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination or alleged termination of any Publishing Employee or Former Publishing Employee’s employment that occurs prior to, as a result of, in connection with or following the Distribution, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under any applicable severance, separation, redundancy, termination or similar Plan.

(c) No Right to Continued Employment. Nothing contained in this Agreement shall confer any right to continued employment on any Tribune Employee or Publishing Employee. Except as specifically provided otherwise herein, this Agreement shall not limit the ability of Tribune or Publishing to change the position, compensation or benefits of any of its employees for performance-related, business or any other reason or require any such entity continue the employment of any such employee for any particular period of time.

Section 2.2. Assumption and Retention of Liabilities.

(a) Liabilities Generally. Except as expressly provided herein or in the Transition Services Agreement or required by applicable Law, following the Distribution Effective Time:

(i) the Publishing Group shall be solely responsible for all Liabilities arising or that have arisen with respect to the employment of Publishing Employees or Former Publishing Employees, whether arising prior to, on, or following the Distribution Effective Time, including, without limitation, Liabilities arising or that have arisen from the participation of Publishing Employees or Former Publishing Employees in Tribune Benefit Plans prior to the Distribution Effective Time; and

(ii) the Tribune Group shall be solely responsible for all Liabilities arising or that have arisen with respect to the employment of Tribune Employees or Former Tribune Employees, whether arising prior to, on, or following the Distribution Effective Time.

(b) Limited Transfer of Plan Assets and Liabilities. Except as otherwise expressly provided in this Agreement or required by applicable Law, nothing herein shall require or result in (x) the transfer by any Tribune Entity, or assumption by any Publishing Entity, of any assets or Liabilities of a Tribune Entity or a Tribune Benefit Plan or (y) the transfer by any Publishing Entity, or assumption by any Tribune Entity, of any assets or Liabilities of a Publishing Entity or a Publishing Benefit Plan.

Section 2.3. General Terms of Publishing Participation in Benefit Plans.

(a) Publishing Participation in Tribune Benefit Plans. Except as expressly provided in this Agreement and the Transition Services Agreement or required by applicable Law, effective as of the Distribution Effective Time, Publishing Employees, Former Publishing Employees and Publishing Entities shall cease to participate or be eligible to participate in Tribune Benefit Plans, and Tribune and Publishing shall take all necessary action to effectuate such cessation as participants. To the extent that, following the Distribution Effective Time, a Publishing Entity is a participating employer in a Tribune Benefit Plan pursuant to the Transition Services Agreement or a Publishing Employee or Former Publishing Employee is a participant in a Tribune Benefit Plan, (x) Tribune shall, or shall cause its Subsidiaries to, continue to administer, or cause to be administered, in accordance with their terms and applicable Law, the Tribune Benefit Plan, and shall have the sole and absolute discretion and authority to interpret the Tribune Benefit Plan, as set forth therein, and discretion and authority to engage other entities to provide services to the Tribune Benefit Plan and to delegate its administrative responsibilities over the Tribune Benefit Plan to others and (y) such Publishing Entity shall perform, with respect to its participation (or the participation of Publishing Employees or Former Publishing Employees) in the Tribune Benefit Plans, the duties of a participating employer as set forth in each such applicable Benefit Plan or any procedures adopted pursuant thereto, including, without limitation, cooperating fully with auditors, benefit personnel and benefit vendors; preserving the confidentiality of all financial arrangements and participant information and to the extent requested by the claims administrators of the applicable Tribune Benefit Plan, assisting in the administration of claims.

(b) Terms of Participation by Publishing Employees in Publishing Benefit Plans. Tribune and Publishing shall agree on methods and procedures, including, without limitation, amending the respective Benefit Plan documents, to prevent Publishing Employees from receiving duplicative benefits from the Tribune Benefit Plans and the Publishing Benefit Plans. With respect to Publishing Employees, each Publishing Benefit Plan that succeeds to a Tribune Benefit Plan in which Publishing Employees participated immediately prior to the Distribution Effective Time shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Effective Time, were recognized under such Tribune Benefit Plan shall, as of immediately after the Distribution Effective Time or any subsequent effective date for such Publishing Benefit Plan, receive full recognition, credit and validity and be taken into account under such Publishing Benefit Plan to the same extent as if such items occurred under such Publishing Benefit Plan, except to the extent that duplication of benefits would result. The Publishing Group shall be solely responsible for all Publishing Benefit Plans that are in effect immediately after the Distribution Effective Time, and continue to maintain, administer and contribute to such Publishing Benefit Plans in accordance with their terms.

(c) Power to Amend, Etc. Nothing in this Agreement shall amend or shall be construed to amend any Benefit Plan described in or contemplated by this Agreement. In addition, except as expressly provided in this Agreement, nothing in this Agreement shall preclude any Tribune Entity or Publishing Entity, at any time after the Distribution Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Benefit Plan, any benefit under any Benefit Plan, or any trust, insurance policy or funding vehicle related to any Publishing Benefit Plan.

(d) Beneficiary Designations and Elections. Except with respect to any Publishing 401(k) Plan, all beneficiary designations and elections made by Publishing Employees or Former Publishing Employees under a Publishing or Tribune Benefit Plan in effect on the Distribution Effective Time, to the extent applicable, shall be transferred to and be in full force and effect under such Benefit Plan or a corresponding successor Tribune or Publishing Benefit Plan in which the Publishing Employees and Former Publishing Employees participate after the Distribution Effective Time until the earliest of (1) unless otherwise determined by the plan administrator, the end of the H&W Transition Period, and (2) the date on which beneficiary designations and elections are replaced or revoked by the Publishing Employees or Former Publishing Employees who made the beneficiary designations and elections.

(e) Compensation and Benefits of Represented Employees. Notwithstanding anything else contained in this Agreement to the contrary and subject to Section 5.1, following the Distribution Effective Time, the compensation, benefits, hours and terms and conditions of employment of Publishing Employees who are Represented Employees shall continue to be determined in accordance with the applicable Publishing CBAs.

Section 2.4. Time Off. As of the Distribution Effective Time, Publishing or its Subsidiaries shall credit (or shall continue to credit) each Publishing Employee with the amount of accrued but unused vacation time, paid time off and other time off benefits as such Publishing Employee had with the Tribune Group and Publishing Group immediately prior to the Distribution Effective Time. (For the avoidance of doubt, the Distribution shall not entitle any Publishing Employee to a payment in respect of accrued but unused vacation time, paid time off, or other time off benefits.) Following the Distribution Effective Time, Publishing Employees shall be subject to vacation and paid time off policies of the Publishing Entity employing the Publishing Employee.

Section 2.5. Payroll Taxes and Reporting. Except as provided in the Transition Services Agreement, each of Tribune and Publishing shall, and shall cause each of its Subsidiaries to satisfy its obligations for payroll tax obligations and for the proper reporting to the appropriate Governmental Authorities of compensation earned by its current and former employees after the Effective Distribution Time, including compensation related to the exercise of Options and the vesting and/or settlement of RSUs. In connection with the foregoing, the Parties agree to follow the “Alternative Procedure” set forth in Section 5 of Revenue Procedure 2004-53.

Section 2.6. No Solicitation of Employees.

(a) Publishing Employees. Except as otherwise mutually agreed upon between the Parties, for the period commencing on the date hereof and ending twelve (12) months from the Distribution Effective Time, in respect of Publishing Employees, neither Tribune nor any member of the Tribune Group shall, directly or indirectly, induce or attempt to induce any Publishing Employee to leave the employ of the Publishing Group or violate the terms of their contracts or any employment arrangements with any member of the Publishing Group; provided, however, that neither Tribune nor any member of the Tribune Group shall be deemed to be in violation of this Section 2.6(a) solely by reason of a general job posting internal to members of the Tribune Group and Publishing Group made prior to the Distribution Date or a general solicitation to the public or general advertising.

(b) Tribune Employees. Except as otherwise mutually agreed upon between the Parties, for the period commencing on the date hereof and ending twelve (12) months from the Distribution Effective Time, in respect of Tribune Employees, neither Publishing nor any member of the Publishing Group shall, directly or indirectly, induce or attempt to induce any Tribune Employee to leave the employ of the Tribune Group or violate the terms of their contracts or any employment arrangements with any member of the Tribune Group; provided, however, that neither Publishing nor any member of the Publishing Group shall be deemed to be in violation of this Section 2.6(b) solely by reason of a general job posting internal to members of the Tribune Group and Publishing Group made prior to the Distribution Date or a general solicitation to the public or general advertising.

ARTICLE III.

HEALTH AND WELFARE

Section 3.1. Transition Period. Tribune maintains health and welfare Benefit Plans for the benefit of eligible Publishing Employees (the “Tribune Welfare Plans”). To the extent provided in the Transition Services Agreement and subject to applicable Law, Tribune will cause the Tribune Welfare Plans that are in effect on and after the Distribution Date to provide coverage to Publishing Employees from and after the Distribution Date until the H&W Transition End Date on substantially the same basis as immediately prior to the Distribution Date and in accordance with the terms of the Tribune Welfare Plans (except to the extent that changes are made to the coverage applicable to similarly situated Tribune Employees), and, to the extent necessary, the Publishing Group will be added as participating employers in the Tribune Welfare Plans for the benefit of eligible Publishing Employees.

Section 3.2. Establishment of Publishing Health and Welfare Plans. Effective as of the first day immediately following the H&W Transition End Date (it being understood that separate dates may apply to different benefits) and subject to applicable Law, Publishing shall adopt, or shall cause to be adopted for the benefit of Publishing Employees, health and welfare Benefit Plans (“Publishing Welfare Plans”). The Publishing Group shall be responsible for all Liabilities relating to, arising out of or resulting from health and welfare coverage (including COBRA continuation coverage) or claims incurred by or on behalf of Publishing Employees, Former Publishing Employees or their covered dependents under the Publishing Welfare Plans. Publishing shall cause the Publishing Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, service conditions and waiting period limitations, and any evidence of insurability requirements applicable to any Publishing Employees eligible to participate in such Publishing Welfare Plans other than such limitations, exclusions, and conditions that were in effect with respect to such Publishing Employees as of the Distribution Date under the corresponding Tribune Welfare Plan and (ii) honor any deductibles, out-of-pocket maximums and co-payments incurred by Publishing Employees under the corresponding Tribune Welfare Plan in satisfying the applicable deductibles, out-of-pocket expenses or co-payments under such Tribune Welfare Plan for the calendar year in which the Distribution Date occurs.

Section 3.3. COBRA and HIPAA Compliance. Subject to Section 2.2(a)(i), Tribune shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Tribune Health and Welfare Plans with respect to Tribune Employees and Former Tribune Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Tribune Welfare Plans at any time before, on or after the H&W Transition End Date. On and after the H&W Transition End Date, Publishing or another Publishing Entity shall be responsible (and shall assume the responsibility) for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Publishing Welfare Plans with respect to Publishing Employees and Former Publishing Employees who incur a COBRA qualifying event or loss of coverage under the Publishing Welfare Plans. The Parties agree that the Distribution shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 3.4. Retiree Medical Coverage and Retiree Life Insurance. Immediately following the H&W Transition End Date and subject to applicable Law, (x) Tribune and the Tribune Welfare Plans shall cease to provide post-employment health benefits (other than COBRA) and post-employment life insurance benefits to all Publishing Employees and Former Publishing Employees who received, or were eligible to receive, such benefits under a Tribune Welfare Plan immediately prior to the H&W Transition End Date and (y) Publishing shall, or shall cause another Publishing Entity to, provide such Publishing Employees and Former Publishing Employees with post-employment health benefits or post-employment life insurance benefits under a corresponding Publishing Welfare Plan. Following the H&W Transition End Date, no Publishing Employee or Former Publishing Employee shall receive, or be eligible to receive, post-employment health benefits (other than COBRA) or post-employment life insurance benefits under any Tribune Welfare Plan

Section 3.5. Long-Term Disability.

(a) Disability Events Occurring Prior to the Distribution.

(i) Insured Coverage. Except for self-insured benefits described in Section 3.5(a)(ii) and subject to applicable Law, following the H&W Transition End Date, (x) Tribune shall continue to provide insurance coverage short-term and/or long-term disability benefits (as applicable) under a Tribune Welfare Plan and medical benefits under a Tribune Welfare Plan during the period of such coverage of disability benefits to all Publishing Employees and Former Publishing Employees who received, or were eligible to receive, short-term or long-term disability benefits immediately prior to the H&W Transition End Date as a result of an event that occurred prior to the H&W Transition Date, and (y) Publishing shall, or shall cause another Publishing Entity to, reimburse Tribune for its out-of-pocket cost for any such continued short-term disability, long-term disability and medical benefits, as applicable coverage.

(ii) Self-Insured Coverage. Following the Distribution Effective Time and subject to applicable Law, Tribune shall continue to provide, and retain the Liability for providing, coverage for long-term disability benefits (and medical benefits to the extent applicable) to all Publishing Employees and Former Publishing Employees who received long-term disability benefits immediately prior to the H&W Transition End Date under a self-insured Tribune Welfare Plan and who did not return to work for any Publishing Entity.

(b) Disability Events Occurring After the Distribution. With respect to any event occurring after the H&W Transition End Date that results in a disability of a Publishing Employee and subject to applicable Law, (x) Publishing shall, or shall cause another Publishing Entity to, provide coverage to Publishing Employees with long-term disability benefits (and medical benefits) under a Publishing Welfare Plan and (y) no Publishing Employee shall receive, or be eligible to receive, coverage for long-term disability benefits (or medical benefits) under any Tribune Welfare Plan.

Section 3.6. Workers’ Compensation Liabilities. Immediately upon the Distribution Effective Time and subject to applicable Law, (x) Publishing shall assume full responsibility for all Liabilities for Publishing Employees and Former Publishing Employees related to any and all workers’ compensation claims and coverage, whether arising under any Law of any state, territory, or possession of the U.S. or the District of Columbia and whether arising before or after the Distribution Effective Time, and the administration of all such claims, whether made prior to, on or after the Distribution Effective Time and (y) Tribune shall use commercially reasonable efforts to cause the interests and rights of Publishing and the Publishing Entities as of the Distribution Effective Time under all workers’ compensation insurance policies relating to coverage for such claims and Liabilities to survive the Distribution Effective Time on the same terms, conditions and limitations in accordance with and pursuant to the provisions of Article VIII of the Separation Agreement. Without limiting the foregoing, Publishing shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the Publishing Group under this Section 3.6, in accordance with and pursuant to Article V, Section 5.9 of the Separation Agreement. The Parties shall cooperate with respect to any notification to appropriate Governmental Authorities of the Distribution Effective Time and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

ARTICLE IV.

PENSION PLANS

Section 4.1. Treatment of Defined Benefit Pension Plans.

(a) Generally. Without limiting the other provisions of this Article IV and subject to applicable Law, Tribune shall or shall cause a Tribune Benefit Plan to agree to retain, assume, pay, perform, fulfill and discharge all Liabilities relating to any benefits accrued by a Publishing Employee or Former Publishing Employee under any tax-qualified defined benefit pension plan sponsored, maintained or assumed by the Tribune Group immediately prior to the Distribution Effective Time (including the Baltimore Sun Pension Plans) (“Tribune Pension Plans”); provided that Tribune shall not retain or assume any Liabilities associated with a Multiemployer Plan to which contributions were or are made under a Publishing CBA. No assets of any such defined benefit plan shall be transferred to Publishing or any Publishing Benefit Plan in connection with the Distribution. As sponsor of the Tribune Pension Plans following the Distribution Effective Time, Tribune will be solely responsible for satisfying the funding obligations with respect to the Tribune Pension Plans in accordance with applicable provisions of ERISA and the Code and will retain the sole discretion to determine the amount and timing of any contributions required to satisfy such funding obligations. Tribune will also retain the right, in its sole discretion, to terminate any or all of the Tribune Pension Plans and to provide for the payment of accrued benefits under such Tribune Pension Plans through insurance contracts or otherwise. In no event shall any Publishing Employee or Former Publishing Employee accrue any additional benefits under such Benefit Plan following the Distribution Date. The Distribution will cause the Publishing Employees who participate in the Tribune Pension Plan to have a separation from service for purposes of commencing benefits under certain of the Tribune Pension Plans, which will cause their accrued benefits in those Tribune Pension Plans to become fully vested as of the Distribution Date.

(b) Multiemployer Plans. Tribune shall retain all Liabilities relating to the participation of any Tribune Employee or Former Tribune Employee in any Multiemployer Plan with respect to which a Tribune Entity is or was a participating employer. Publishing shall retain all Liabilities relating to the participation of any Publishing Employee or Former Publishing Employee in any Multiemployer Plan with respect to which a Publishing Entity is or was a participating employer.

(c) No Establishment of Mirror Plans by Publishing. Except as to any Multiemployer Plans that are maintained or contributed to pursuant to a Publishing CBA, Publishing shall not be required to establish, maintain, administer or contribute to any defined benefit pension plan or related trust qualified under section 401(a) and section 501(a) of the Code in connection with the Distribution.

(d) Assumption of Baltimore Sun Pension Plans by Tribune. As of immediately prior to the Distribution Effective Time and subject to applicable Law, Tribune shall assume, and Publishing shall cause the applicable trusts to assign to the Tribune Company Master Trust for Pension Plans (if not already held by such trust) all of their rights and obligations under, the Baltimore Sun Pension Plans and all assets and Liabilities thereunder.

ARTICLE V.

COLLECTIVE BARGAINING AGREEMENTS

Section 5.1. Continuation of Publishing CBAs. At the Distribution Effective Time, Publishing shall cause the appropriate Publishing Entities to (1) continue to employ the Represented Employees in accordance with the Publishing CBAs, and (2) continue to honor the Publishing CBAs, including but not limited to, (i) continuing to recognize the unions representing those Represented Employees as their collective bargaining representative in accordance with the Publishing CBAs and (ii) continuing uninterrupted the compensation of such Represented Employees in accordance with the Publishing CBAs. Without limiting the foregoing, following the Distribution Effective Time, Publishing shall cause the appropriate Publishing Entities to continue in respect of the Represented Employees the same benefits and compensation as is provided immediately prior to the Distribution Date, except to the extent that Publishing may make such a change (A) without violating the terms and conditions of the applicable Publishing CBA or (B) subject to an amendment to such Publishing CBA or with the consent of the representative of the Represented Employee, in each case as shall be required or provided in accordance with such Publishing CBA and applicable Law. For the avoidance of doubt, all Liabilities under Multiemployer Plans pursuant to Publishing CBAs shall continue to be Liabilities of the Publishing Group.

ARTICLE VI.

401(K) PLAN

Section 6.1. Publishing 401(k) Plan. Prior to the Distribution Date, Publishing has established Publishing 401(k) Plans and a related trust. Following the Distribution Date and subject to applicable Law, Publishing Employees shall be eligible to participate in Publishing 401(k) Plans in accordance with their terms, and the Publishing Group shall be solely responsible for all Liabilities arising under the Publishing 401(k) Plans. Without limiting the foregoing, the Publishing Group shall be responsible for taking or causing to be taken all necessary, reasonable, and appropriate action to establish, maintain, and administer the Publishing 401(k) Plan so that it qualifies under Section 401(a) of the Code and the related trust thereunder is exempted from Federal income taxation under Section 501(a)(1) of the Code. Each Publishing Employee and Former Publishing Employee who participated in a tax-qualified defined contribution plan of Tribune (a “Tribune 401(k) Plan”) immediately prior to the Distribution Effective Time shall remain a participant in such Tribune 401(k) Plan following the Distribution Effective Time, and during such time, the account balance for such Publishing Employee or Former Publishing Employee shall be credited with applicable earnings and such current or former employee shall have the right to withdraw any portion of his or her account balance in accordance with the terms of the Tribune 401(k) Plan.

ARTICLE VII.

EQUITY AWARDS

Section 7.1. General Treatment of Outstanding Equity Awards. Under Section 11 of the Tribune Equity Incentive Plan, if and to the extent necessary or appropriate to reflect any extraordinary dividend or other similar transaction affecting Tribune Common Stock (such as the Distribution to holders of Tribune Common Stock), the Tribune Committee is authorized to proportionately adjust the number, class, exercise price (if applicable) or other terms of any outstanding (whether vested or unvested) Tribune Options and Tribune RSUs. The adjustments set forth below shall be the sole adjustments made with respect to Tribune Options and Tribune RSUs in connection with the Distribution. Except as otherwise provided in this Article VII, Tribune Options and Tribune RSUs that are converted into Publishing Options or Publishing RSUs, as applicable, shall be subject to substantially equivalent terms and conditions (including with respect to vesting) after giving effect to the Distribution as the terms and conditions applicable to such Tribune Option or Tribune RSU immediately prior to the Distribution Effective Time. For the avoidance of doubt, the Distribution does not constitute a “change in control”, “change of control” or similar term within the meaning of the Tribune Equity Incentive Plan.

Section 7.2. Tribune Option Adjustments. On or before the date hereof, the Tribune Committee has approved, and Tribune and Publishing (as applicable) shall take or cause to be taken all actions necessary to cause, the following adjustments to be made to Tribune Options outstanding on the Distribution Date but subject to the consummation of the Distribution:

(i) each Tribune Option (whether vested or unvested) then held by a Tribune Employee or Former Tribune Employee shall be adjusted by (x) multiplying the number of shares of Tribune Common Stock underlying such Tribune Option by the Tribune Ratio, and rounding down the resulting number of shares to the nearest whole share and (y) dividing the per share exercise price of such Tribune Option by the Tribune Ratio, and rounding up the resulting per share exercise price to the nearest whole cent; and

(ii) each Tribune Option (whether vested or unvested) then held by a Publishing Employee or Former Publishing Employee shall be converted to a Publishing Option, with (x) the number of shares of Publishing Common Stock underlying such Publishing Option, rounded down to the nearest whole share, to be determined by multiplying the number of shares of Tribune Common Stock underlying the Tribune Option by the Publishing Ratio, and (y) the per share exercise price of such Publishing Option, rounded up to the nearest whole cent, to be determined by dividing the per share exercise price of the Tribune Option by the Publishing Ratio.

Section 7.3. Tribune RSU Adjustments. On or before the date hereof, the Tribune Committee has approved, and Tribune and Publishing (as applicable) shall take or cause to be taken all actions necessary to cause, the following adjustments to be made to Tribune RSUs outstanding on the Distribution Date but subject to the consummation of the Distribution:

(i) each Tribune RSU (whether vested or unvested) then held by a Tribune Employee or Former Tribune Employee shall be adjusted by multiplying the number of shares of Tribune Common Stock underlying such Tribune RSU by the Tribune Ratio, and rounding down the resulting number of shares to the nearest whole share; and

(ii) each Tribune RSU (whether vested or unvested) then held by a Publishing Employee or Former Publishing Employee shall be converted to a Publishing RSU, with the number of shares of Publishing Common Stock underlying such Publishing RSU, rounded down to the nearest whole share, to be determined by multiplying the number of shares of Tribune Common Stock underlying the Tribune RSU by the Publishing Ratio.

To the extent that any Tribune RSUs outstanding on the Distribution Date are subject to performance-vesting criteria, the Tribune Committee shall in good faith make any such adjustments to such performance criteria that it shall deem necessary or appropriate to take into account the Distribution.

Section 7.4. Tax Withholding and Reporting Relating to Equity Awards. Tribune and Publishing agree that, unless prohibited by applicable Law, (a) Tribune will be responsible for all tax withholding and reporting obligations that arise in connection with the grant, vesting, exercise transfer or other settlement of any equity incentive award held by Tribune Employees and Former Tribune Employees, and (b) Publishing will be responsible for all tax withholding and reporting obligations that arise in connection with the grant, vesting, exercise, transfer or other settlement of any equity incentive award held by the Publishing Employees and Former Publishing Employees. Tribune and Publishing agree to enter into any necessary agreements regarding the subject matter of this Section 7.4 to enable Tribune and Publishing to fulfill their respective obligations hereunder, including but not limited to compliance with all applicable Laws and regulations regarding the reporting, withholding or remitting of income.

Section 7.5. Miscellaneous Option and RSU Terms. After the Distribution Effective Time, Tribune Options and Tribune RSUs adjusted pursuant to this Article VII shall be settled by Tribune pursuant to the terms of the Tribune Equity Incentive Plan, and Publishing Options and Publishing RSUs shall be settled by Publishing pursuant to the terms of the Publishing Omnibus Incentive Plan. Accordingly, it is intended that, to the extent of the issuance of such Publishing Options and Publishing RSUs in connection with the adjustment provisions of this Article VII, the Publishing Omnibus Incentive Plan shall be considered a successor to the Tribune Equity Incentive Plan and to have assumed the obligations of the applicable Tribune Equity Incentive Plan to make the adjustment of the Tribune Options and Tribune RSUs as set forth in this Article VII. The Distribution Effective Time shall not constitute a termination of employment for any Publishing Employees for purposes of any Tribune Option or Tribune RSU.

Section 7.6. Adoption of the Publishing Omnibus Incentive Plan. In connection with the Distribution, prior to the Distribution Effective Time, Publishing shall adopt the Publishing Omnibus Incentive Plan for purposes of granting the Publishing Options and Publishing RSUs provided for in this Article VII and awarding certain Publishing employees, officers and non-employee directors equity-based compensation, each on the terms and conditions set forth in the Publishing Omnibus Incentive Plan and an applicable award agreement.

Section 7.7. Section 16(b) of the Securities Exchange Act. By its approval of this Agreement and by the Tribune Committee’s approval of the equity adjustments provided in this Article VII, the respective Boards of Directors of Tribune and Publishing intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of Publishing and also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the Publishing Omnibus Incentive Plan and any award agreement.

ARTICLE VIII.

SHORT TERM CASH INCENTIVES, ETC.

Section 8.1. Publishing Bonus Awards. Publishing shall be responsible for determining all bonus awards that would otherwise be payable under the Tribune Short-Term Incentive Plans or any individual retention bonus arrangements to Publishing Employees for the year in which the Distribution Effective Time occurs. Publishing shall also determine for Publishing Employees (i) the extent to which established performance criteria (as interpreted by Publishing, in its sole discretion, and as reasonably adjusted by Publishing in good faith to take into account the Distribution) have been met and (ii) the payment level for each Publishing Employee. Publishing shall assume all Liabilities with respect to any such bonus awards payable to Publishing Employees for the year in which the Distribution Effective Time occurs and thereafter.

ARTICLE IX.

GENERAL AND ADMINISTRATIVE

Section 9.1. Sharing of Information. Subject to any consents required or any other restrictions imposed at law, each Party shall each provide to any other Party and its agents and vendors all information that such other Party may reasonably request to enable the requesting party to administer efficiently and accurately each of its Plans and to determine the scope of, and to fulfill, its obligations under this Agreement. Publishing shall provide Tribune or its designees, on a timely basis, such information, including dates of termination, length of service and last known addresses, and other assistance as it or they shall reasonably request from time to time to administer its on-going obligations under this Agreement with respect to Publishing Employees and Former Publishing Employees. Any information shared or exchanged pursuant to this Agreement shall be kept confidential by the Parties and used only for and to the extent necessary to establish, maintain and administer the plans, programs and agreements as contemplated by this Agreement.

Section 9.2. Cooperation.

(a) On-Going Plan Administration. Tribune may from time to time establish reasonable administrative guidelines or procedures to be followed by Publishing to facilitate the operation of any Tribune Plan under which there are continuing obligations to Publishing Employees or Former Publishing Employees following the Distribution Date.

(b) General Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, any and all actions and to do, or cause to be done, any and all things necessary, proper and advisable (including, without limitation, any actions required under applicable Laws and regulations) to fulfill their respective duties obligations contemplated by this Agreement. The actions described in the immediately preceding sentence shall include, without limitation, adopting plans or plan amendments and the payment of compensation due to any Tribune Employee, any Publishing Employee or any Former Publishing Employee. Each of the Parties hereto shall cooperate fully on any issue relating to the duties and obligations contemplated by this Agreement for which the other Party seeks a determination letter or any other filing, consent, or approval with respect to Governmental Authorities.

Section 9.3. Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the Parties shall use their commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used in this Agreement shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

Section 9.4. No Third Party Beneficiaries.

(a) Nothing in this Agreement shall confer upon any person (nor any beneficiary thereof) any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder. In particular, but not in limitation of the foregoing, nothing in this Agreement shall give rise to the creation or amendment of any employee benefit plan, program or arrangement under ERISA and no person participating in any employee benefit plan that is covered by this Agreement shall have any claim or right under such plan or ERISA derived from the terms, conditions or provisions of this Agreement.

(b) Nothing in this Agreement shall create any right of any Person to object or to refuse to assent to Tribune’s or Publishing’s assumption of, succession to or creation of any agreement or plan, program or arrangement relating to employment, employment separation, severance or employee benefits, nor shall this Agreement be construed as recognizing that any such rights exist.

Section 9.5. Fiduciary Matters. The Parties acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party’s good faith determination, based on the advice of outside legal counsel, that to do so would violate such a fiduciary duty or standard.

Section 9.6. Notices.

(a) Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed given to a Party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier services (costs prepaid); (ii) sent by facsimile with conformation or transmission; (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person designated below (or to such other address, facsimile number or person as a party may designate by notice to the other Parties):

(b) If to Tribune, to:

Tribune Company

435 North Michigan Avenue

Chicago, Illinoi 60611

Attn.: General Counsel

Facsimile: (312) 222-4206

Email: elazarus@tribune.com

(c) If to Publishing, to:

Tribune Publishing Company

[Address]

Attn.: [            ]

Facsimile: [            ]

Email: [            ]

Section 9.7. Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 9.7 to a “Section” shall mean a section of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement): Sections 14.3, 14.6 through 14.8 and 14.10 through 14.17.

IN WITNESS WHEREOF, each Party has caused its dully authorized officer to execute this Agreement, as of the date first written above.

TRIBUNE COMPANY

By:
Name: Title:

TRIBUNE PUBLISHING COMPANY

By:
Name: Title:

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